Exhibit 3.99

Microfilm Number 9955-620	Filed with the Department of State on JUL 27 1999

Entity Number 2889760	Kim Pizzingrilli
Secretary of the Commonwealth

CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY DSCB:15-8913 (Rev 96)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.	The name of the limited partnership is Brandywine Ambassador, L.L.C.

2.	The (a) address of this limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 14 Campus Blvd., Suite 100, Newtown Square Corporate Campus, PA 19073 Delaware

Number and Street City State Zip County

(b) c/o:

Name of Commercial Registered Office Provider County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3.	The name and address including street and number, if any, of each organizer are:

NAME ADDRESS
Jacqueline Y. Eastridge c/o Pepper Hamilton LLP
3000 Two Logan Square, 18th and Arch Streets, Phila., PA 19103

4.	(Strike out if inapplicable): A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	(Strike out if inapplicable): Management of the company is vested in a manager or managers.

6.	The specified effective date, if any is: ___________________________________________________
month day year hour, if any

7.	(Strike out if inapplicable): The company is a restricted professional company organized to render the following restricted professional service(s):

8.	For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

     IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 27th day of July, 1999

/s/ Jacqueline Y. Eastridge

(Signature)

(Signature)

(Signature)

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Change of Registered Office Limited Liability Company
(15 Pa.C.S. §8906)

Entity Number 2889760

Name	PEPPER HAMILTON LLP		Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA
NORTH FRONT AND MARKET STREETS
P.O. BOX 1181
HARRISBURG, PA 17108-1181

City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 04 2002

XXXXXX
Acting Secretary of the Commonwealth

In compliance with the requirements of the 15 Pa.C.S. § 8906 (relating to change of registered office) the undersigned limited liability company desiring to effect a change of registered office, hereby states that:

1.	The name of the company is:.
Brandywine Ambassador, L.L.C.

2.	The (a) address of the company’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department:

	(a)	Number and Street City State Zip County 14 Campus Blvd., Suite 100, Newtown Square Corporate Campus, PA 19073 Delaware County

	(b)	Name of Commercial Registered Office Provider County

c/o:

3.	Complete part (a) or (b)

	(a)	The address to which the registered office of the company in this Commonwealth is to be changed is:
401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 Montgomery County

Number and Street City State Zip County

	(b)	The registered office of the company shall be provided by:
c/o:

Name of Commercial Registered Office Provider County

IN TESTIMONY WHEREOF, the undersigned company has caused this certificate to be signed by a duly authorized member or manager thereof this 31st day of May, 2002. Brandywine Ambassador, L.L.C.

Name of Company

/s/ Brad A. Molotsky

Signature

Brad A. Molotsky, Secretary

Title